Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


   We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 33-18801 and No. 33-55695) of The Marcus Corporation of our report dated July 22, 1998, with respect to the consolidated financial statements of The Marcus Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended May 28, 1998.


                                      ERNST & YOUNG LLP



   Milwaukee, Wisconsin
   August 24, 1998